UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 18, 2022
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SILA REALTY TRUST, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-55435	46-1854011
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1001 Water St.
Suite 800
Tampa, Florida 33602
(Address of principal executive offices)
(813) 287-0101
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
___________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation from the Board
On March 18, 2022, Randall Greene and Ronald Rayevich informed the Board of Directors (the “Board”) of Sila Realty Trust, Inc. (the “Company”) that they will not stand for reelection to the Board at the Annual Meeting of the Stockholders in 2022 (the “Annual Meeting”). Messrs. Greene and Rayevich both indicated that this decision is not due to any disagreement with the Company or its management.
Temporary Increase in Size of the Board of Directors
On March 18, 2022, the Board of the Company increased the size of the Board from six to eight members effective on June 1, 2022 and continuing until the adjournment of the Annual Meeting (currently expected to be July 7, 2022). After such date, the Board will be reduced to six members.
Appointment and Nomination of Directors
On March 18, 2022, the Board appointed Z. Jamie Behar and Verett Mims as directors to fill the newly created vacancies on the Board, effective June 1, 2022. These appointments will expire at the adjournment of the Annual Meeting. In addition, Ms. Behar and Ms. Mims were nominated, by the Board, for election to the Board for a term beginning at the Annual Meeting.
Z. Jamie Behar
Ms. Z. Jamie Behar has been a director of Armour Residential REIT, Inc. (“Armour”) since August 2019, and is a member of the Audit Committee. Ms. Behar joined the board of directors of Shurgard Self Storage upon the company’s IPO in October 2018, and serves as Chair of the Investment Committee and as a member of the Audit Committee. Ms. Behar joined the board of directors of the Broadstone Real Estate Access Fund upon its formation in January 2018, and serves as Lead Board Director for Benefit Street Partners Multifamily Trust (formerly Broadtree Residential), a non-traded REIT, having joined the board in October 2019. From 2005 to 2015, Ms. Behar was Managing Director, Real Estate & Alternative Investments, for GM Investment Management Corporation (“GMIMCo”), having previously served as Portfolio Manager at GMIMCo for 19 years. Ms. Behar was responsible for the management of approximately $12 billion at peak portfolio value of primarily private market and publicly traded real estate on behalf of both General Motors Company and other unaffiliated clients. Ms. Behar’s previous public real estate company board of director positions include Sunstone Hotel Investors (2004-2020), Forest City Realty Trust (2017-2018) and Gramercy Property Trust (2015-2018), and she also served as a member of the board of directors of Hospitality Europe, B.V., a private pan-European hotel company (1998-2006). Ms. Behar is a member of the Real Estate Investment Advisory Council of the National Association of Real Estate Investment Trusts (“NAREIT”), and serves as co-chair of the Pension Real Estate Association (“PREA”) Governance Committee and as a member of the PREA Research Committee. Ms. Behar was on the board of directors of PREA from March 2008 through March 2014, having held the position of Board Chair from March 2010 to March 2011. Ms. Behar holds a B.S.E (magna cum laude) from The Wharton School, University of Pennsylvania, an M.B.A. from Columbia University Graduate School of Business, and the Chartered Financial Analyst (CFA) designation. In December 2018, Ms. Behar was the recipient of NAREIT’s E. Lawrence Miller Industry Achievement Award for her contributions to the REIT industry.
Ms. Behar has significant experience with REITs and in the real estate sector generally as well as extensive prior board experience. The Committee believes her public company experience will also be of great benefit to the Company. Ms. Behar also qualifies as an Audit Committee Financial Expert.
Verett Mims
Ms. Verett Mims is currently the Chief Financial Officer at Blum Capital Partners, L.P., a long-term strategic equity investment management firm where she has led a team of seasoned accounting/finance professionals with responsibility for the Financial, Operations, Compliance and Tax functions of the firm since 2020. Prior to joining Blum Capital, Ms. Mims worked at The Boeing Company from 2002 through early 2020. During her 18-year tenure at Boeing, Ms. Mims held several positions including Director, International Finance and the Assistant Treasurer, Global Treasury Operations. Ms. Mims had oversight of the foreign exchange, commodity and inflation hedging portfolio, cash investments and global banking infrastructure and her notable contributions include the development of tech-driven processes and systems that drove efficiency, multimillion-dollar cost savings, and operational excellence. Prior to joining Boeing, Ms. Mims spent seven years in sales serving as a strategic advisor to match foreign exchange solutions with corporate clients’ risk profiles at Citibank, NationsBank and Bank of Montreal where she pioneered an early Salesforce-like client management system and built a profitable book of business. Ms. Mims currently serves on the board of Illinois Humanities. She has previously served on the boards of Arts & Business Council of Chicago, San Miguel Schools of Chicago, Illinois Student Assistance Commission, Southern University MBA Board of

Advisors, the Muntu Dance Theatre of Chicago, and most recently Steppenwolf Theatre of Chicago. Ms. Mims holds an M.B.A. from the Stanford University Graduate School of Business, an M.S. in physics from Massachusetts Institute of Technology, and a B.S. in physics from Southern University and A&M College.
Ms. Mims will bring the Board a strong professional experience, prior board experience, extensive experience in senior-executive level positions, and experience in enterprise risk, accounting, and finance. She also qualifies as an Audit Committee Financial Expert.
The Board determined that Ms. Behar and Ms. Mims will be independent directors. Ms. Behar and Ms. Mims will be compensated for their services in the manner consistent with that of the Company’s other independent directors, as discussed in the Company’s filings with the U.S. Securities and Exchange Commission. There are no transactions in which Ms. Behar and Ms. Mims have an interest requiring disclosure under Item 404(a) of Regulation S-K. Additionally, there is no arrangement or understanding between Ms. Behar and Ms. Mims and any other persons pursuant to which they were selected as directors that would be reportable under Item 401(d) of Regulation S-K.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated March 22, 2022.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILA REALTY TRUST, INC.

Dated: March 22, 2022	By:	/s/ Kay C. Neely
	Name:	Kay C. Neely
	Title:	Chief Financial Officer